ASSIGNMENT AND ASSUMPTION OF CONTRACT OF SALE

         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT OF SALE (this "Assignment"), is executed as of the ____ day of December, 1998, by and between HOMES FOR AMERICA HOLDINGS, INC., a Nevada corporation ("Assignor"), and ARLINGTON/HOMES FOR AMERICA, INC., a Texas corporation ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, LEGATO INVESTMENTS, INC., a Texas corporation, as seller ("Seller"), and Assignor, as buyer, executed a certain Contract of Sale dated as of November 2, 1998 (the "Agreement") for the purchase and sale of that certain real property and improvements having an address at 1129 and 1201 Mineral Springs Road in Tarrant County, Texas; and

         WHEREAS, Assignor wishes to assign, convey and transfer to Assignee, all of Assignor's right, title and interest in, to and under the Agreement, subject to all of the liabilities, duties and obligations under the Agreement of Assignor under the Agreement and Assignee wishes to accept such assignment and, in consideration therefor, is willing to accept and assume such liabilities, duties and obligations.

         NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby grant, bargain, sell, and convey to Assignee all of Assignor's right, title and interest in the Agreement.

         Such assignment of the Agreement by Assignor to Assignee as provided above is made on the following terms and conditions:

         1. Assignee accepts and assumes, all of the right, title and interest of Assignor in, to and under the Agreement, subject to all of the liabilities, duties and obligations of the Assignor thereunder and Assignee assumes and covenants to perform all of the liabilities, duties and obligations hereinabove assigned. Assignee agrees to indemnify, save, and hold harmless Assignor from and against any and all loss, liability, claims, or causes of action existing in favor of or asserted by Seller under the Agreement arising out of or relating to Assignee's failure to perform any of the obligations of the "Buyer" under the Agreement.

         2. Assignor hereby authorizes and empowers Assignee to accept all benefits and perform all acts associated with the Agreement in the same manner and with the same effect as Assignor could have done had this Assignment not been made.

         3. Assignor hereby represents and warrants to Assignee that:

         (i) the Agreement, a copy of which has been provided to Assignee, is a true and complete copy of said Agreement, and the same has not been further amended or modified.
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ASSIGNMENT AND ASSUMPTION OF CONTRACT OF  SALE
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133061.1
         (ii) Assignor has not previously assigned, transferred or otherwise disposed of its right, title and interest in, to and under the Agreement.

         4. This Assignment may be signed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the date first set forth above.

ASSIGNOR:

HOMES FOR AMERICA HOLDINGS, INC.,
a Nevada corporation

   /s/ Robert A. MacFarlane
By: ----------------------------
Robert A. MacFarlane,
Chief Executive Officer


ASSIGNEE:

ARLINGTON/HOMES FOR AMERICA, INC.,
a Texas corporation

   /s/ Robert A. MacFarlane
By: ----------------------------
Robert A. MacFarlane,
President